QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Chiron Corporation:

We consent to the use of our report dated January 28, 2002, with respect to the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of Chiron Corporation and subsidiaries for the year ended December 31, 2001 and the related 2001 consolidated financial statement schedule incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                              /s/ KPMG LLP

San Francisco, California
December 6, 2004

QuickLinks

  Exhibit 23.2